Exhibit 99.5

[LETTERHEAD OF METHUSELAH ADVISORS]

The Board of Directors
Journal Communications, Inc.
333 West State Street
Milwaukee, Wisconsin 53201

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 30, 2014, to the Board of Directors of Journal Communications, Inc. (“Journal”) as Annex E to, and reference thereto under the headings “SUMMARY — Opinion of Journal’s Financial Advisor” and “THE TRANSACTIONS — Opinion of Journal’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transactions involving Journal and The E.W. Scripps Company (“Scripps”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Scripps (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

METHUSELAH ADVISORS

November 20, 2014